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                   [REZNICK FEDDER & SILVERMAN LETTERHEAD]

                                July 17, 2003


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 13, 2003 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associates IV L.P., as of December 31, 2002. We also consent to the reference to our firm under the caption "Experts."


                                             REZNICK FEDDER & SILVERMAN

                                             /s/ Reznick Fedder & Silverman